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Exhibit 10.26

SECURITY AGREEMENT

        This SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of the 8th day of February, 2008, by ALDILA GOLF CORP., a Delaware corporation ("Pledgor"), in favor of KEYBANK NATIONAL ASSOCIATION ("Lender").

        1.    Recitals.

        ALDILA, INC., a Delaware corporation (together with its successors and assigns, "Borrower"), is entering into that certain Credit and Security Agreement, dated as of February 8, 2008, with Lender (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement").

        Pledgor desires that Lender grant the financial accommodations to Borrower as described in the Credit Agreement. Pledgor, a subsidiary of Borrower whose financing is provided by the Loans, as defined in the Credit Agreement, deems it to be in the direct pecuniary and business interests of Pledgor that Borrower obtain from Lender the Commitment, as defined in the Credit Agreement, and the Loans provided for in the Credit Agreement.

        Pledgor understands that Lender is willing to enter into and grant the financial accommodations provided for in the Credit Agreement only upon certain terms and conditions, one of which is that Pledgor grant to Lender a security interest in and a collateral assignment of the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of each financial accommodation granted to Borrower by Lender and for other valuable consideration.

        2.    Definitions.    Except as specifically defined herein, (a) capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement, and (b) unless otherwise defined in the Credit Agreement, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

          "Account" means all of Pledgor's accounts, as defined in the U.C.C.

          "Account Debtor" means any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.

          "Cash Collateral Account" means a commercial Deposit Account designated "cash collateral account" and maintained by Pledgor with Lender, without liability by Lender to pay interest thereon, from which account Lender shall have the exclusive right to withdraw funds until all of the Obligations are paid in full.

          "Cash Security" means all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Pledgor presently has or may hereafter have any claim, wherever located (including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Lender).

          "Collateral" means all of Pledgor's existing and future (a) personal property; (b) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Pledged Notes, commercial tort claims, General Intangibles, Inventory and Equipment; (c) funds now or hereafter on deposit in the Cash Collateral Account, if any; (d) Cash Security; and (e) Proceeds of any of the foregoing.

          "Deposit Account" means (a) a deposit account, as defined in the U.C.C., (b) any other deposit account, and (c) any demand, time, checking, savings, passbook or similar account maintained with a bank, savings and loan association, credit union, or similar organization.

          "Equipment" means all of Pledgor's equipment, as defined in the U.C.C.

          "Event of Default" means an event or condition that constitutes an Event of Default, as defined in Section 17.1 hereof.

          "General Intangibles" means all of Pledgor's (a) general intangibles, as defined in the U.C.C.; and (b) choses in action, causes of action, Intellectual Property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

          "Hedge Agreement" means any Hedge Agreement, as defined in the Credit Agreement, with Lender.

          "Inventory" means all of Pledgor's inventory, as defined in the U.C.C.

          "Investment Property" means all of Pledgor's investment property, as defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, "investment property" shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

          "Obligations" means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by Borrower to Lender pursuant to the Credit Agreement and any Note executed in connection therewith; (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (c) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable to Lender pursuant to the Credit Agreement or any other Loan Document; (d) all obligations and liabilities of Borrower now existing or hereafter incurred to Lender (or any affiliate of Lender) under, arising out of, or in connection with any Hedge Agreement; (e) every other liability, now or hereafter owing to Lender (or any affiliate of Lender) by Borrower or Pledgor, and includes, without limitation, every liability, whether owing by only Borrower or Pledgor or by Borrower or Pledgor with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender (or any affiliate thereof) or acquired by Lender (or any affiliate thereof) by purchase, pledge or otherwise and whether participated to or from Lender (or any affiliate thereof) in whole or in part; and (f) all Related Expenses.

          "Pledged Notes" means the promissory notes payable to Pledgor, as described on Schedule 3 to the Credit Agreement, and any additional or future note that may hereafter from time to time be payable to Pledgor.

          "Proceeds" means (a) proceeds, as defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks, and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Lender to Proceeds specifically set forth herein, or indicated in any financing statement, shall never constitute an express or implied authorization on the part of Lender to Pledgor's sale, exchange, collection, or other disposition of any or all of the Collateral.

          "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of Ohio.

          "U.C.C. Financing Statement" means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time in the relevant state or states.

        3.    Security Interest.    In consideration of and as security for the full and complete payment of all of the Obligations, Pledgor hereby grants to Lender a security interest in and a collateral assignment of the Collateral.

        4.    Representations and Warranties.    Pledgor hereby represents and warrants to Lender as follows:

          4.1.    Pledgor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on Pledgor.

          4.2.    Pledgor has full power, authority and legal right to pledge the Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The officers acting on Pledgor's behalf have been duly authorized to execute and deliver this Agreement. This Agreement is valid and binding upon Pledgor in accordance with the terms hereof.

          4.3.    Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Pledgor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, Pledgor's articles of incorporation and bylaws) or of any other writing binding upon Pledgor in any manner.

          4.4.    Pledgor is organized solely under the laws of the State of Delaware and has not continued existence from any other jurisdiction. Pledgor has not changed its name during the last five years and has not conducted business under a trade or assumed name. Pledgor's chief executive office is set forth on Schedule 6.9 to the Credit Agreement. Pledgor has places of business or maintains Collateral at the locations set forth on Schedule 6.9 to the Credit Agreement.

          4.5.    Pledgor has furnished its most recent financial statements to Lender and such financial statements are true and complete, have been prepared in accordance with generally accepted accounting principles, in a manner consistent with that used for the immediately preceding fiscal period, and fairly present Pledgor's financial condition as of the date of such financial statements and the results of Pledgor's operations for the period then ending. Since such date, there has been no material adverse change in Pledgor's financial condition, business and properties other than such changes, if any, as have been specifically disclosed to Lender in writing.

          4.6.    At the execution and delivery hereof, except as permitted pursuant to the Credit Agreement, (a) there is no U.C.C. Financing Statement outstanding covering the Collateral, or any part thereof; (b) none of the Collateral is subject to any security interest or Lien of any kind; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by Pledgor or threatened to make any assessment in respect thereof; (d) upon execution of this Agreement and the filing of the U.C.C. Financing Statements in connection herewith, Lender will have a valid and enforceable first security interest in the Collateral (to the extent perfection can be accomplished by such filing or action) that is the type in which a security interest may be created under the U.C.C. by the execution of a security agreement and perfected by the filing of a U.C.C. Financing Statement; and (e) Pledgor has not entered into any contract or agreement that would prohibit Lender from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of Pledgor.

          4.7.    Each Pledged Note constitutes a valid obligation of the maker thereof, and is enforceable according to its tenor and free from any defense or offset of any kind. No default has occurred under any Pledged Note. Pledgor has a valid, duly perfected security interest in and lien on all of the property that serves to secure the Pledged Notes. Pledgor's security interest constitutes the first and only lien upon such property and, to Pledgor's knowledge, constitutes the first and only lien upon such property and, to Pledgor's knowledge, no other party claims to have any right, title or interest of any kind in or to such property other than Pledgor.

          4.8.    Pledgor has received consideration that is the reasonably equivalent value of the obligations and liabilities that Pledgor has incurred to Lender. Pledgor is not insolvent, as defined in any applicable state or federal statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to Lender or any other documents executed and delivered to Lender in connection herewith. Pledgor has not engaged, nor is Pledgor about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred hereunder. Pledgor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

          4.9.    At the execution and delivery hereof, no Event of Default will exist.

        5.    Insurance.    Pledgor shall at all times maintain insurance upon the Inventory, Equipment and other personal and real property in accordance with Section 5.1 of the Credit Agreement.

        6.    Taxes and Other Pledgor Obligations.    Pledgor shall pay in full (a) all taxes, assessments and governmental charges and levies in accordance with Section 5.2 of the Credit Agreement; (b) all of its wage obligations to its employees in accordance with Section 5.2 of the Credit Agreement; (c) all obligations under the Employees Retirement Income Security Act of 1974, as amended from time to time, in accordance with Section 5.6 of the Credit Agreement; and (d) all of Pledgor's other obligations calling for the payment of money in accordance with Section 5.2 of the Credit Agreement.

        7.    Corporate Names and Locations of Collateral.    Pledgor shall not change its corporate name or its state, province or other jurisdiction of organization, unless in each case, Pledgor shall have provided Lender with at least thirty (30) days prior written notice thereof. Pledgor shall also provide Lender thirty (30) days written notification after the occurrence of (i) any new locations where any of the Inventory or Equipment is to be maintained; (ii) any change in the location of the office where any Company's records pertaining to its Accounts are kept; (iii) the location of any new places of business or the changing or closing of any of its existing places of business; and (iv) any change in the location of Pledgor's chief executive office. In the event of any of the foregoing or if otherwise deemed appropriate by Lender, Lender is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Lender's sole discretion, to perfect or continue perfected the security interest of Lender in the Collateral. Pledgor shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and security interests and shall promptly reimburse Lender therefor if Lender pays the same. Such amounts shall be Related Expenses hereunder.

        8.    Notice.    Pledgor shall give Lender prompt written notice if any Event of Default shall occur hereunder or if the Internal Revenue Service shall allege the nonpayment or underpayment of any tax by Pledgor or threaten to make any assessment in respect thereof.

        9.    Financial Records.    Pledgor shall (a) maintain at all times true and complete financial records and books of accounts in accordance with generally accepted accounting principles consistently applied and, without limiting the generality of the foregoing, prepare authentic invoices, for all of the Accounts; (b) render to Lender, forthwith upon each request of Lender, such financial statements of Pledgor's financial condition and operations, including but not limited to Pledgor's tax returns, and such reports of the Accounts, as Lender may from time to time reasonably request, but in no event more than one time per year; (c) give Lender prompt written notice whenever any Account Debtor shall become in default in any manner or assert any defense or offset and whenever any other event, omission, condition or thing having a material adverse effect on any Account shall occur or arise; and (d) forward to Lender, upon request of Lender, whenever made, but in no event more than one time per year, (i) invoices, sales journals or other documents satisfactory to Lender that summarize the Accounts, certified by an officer of Pledgor, (ii) within the time specified by Lender, an aging report of the Accounts then outstanding setting forth, in such form and detail and with such representations and warranties as Lender may from time to time require, the unpaid balances of all invoices billed respectively during that period and during each of the three next preceding periods, and certified by an officer of Pledgor, and (iii) with respect to the Inventory and any other Collateral, such reports and other documents that are satisfactory to Lender.

        10.    Transfers, Liens and Modifications Regarding Collateral.    Pledgor shall not, without Lender's prior written consent, except as specifically permitted under the Credit Agreement, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or Proceeds, except for the lien and security interest provided for by this Agreement and any security agreement securing only Lender; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts.

        11.    Collateral.    Pledgor shall:

          (a)   upon delivery of at least three (3) Business Days advance written notice to Pledgor, at all reasonable times allow Lender by or through any of its officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Pledgor's books and other records, including, without limitation, the tax returns of Pledgor, (ii) arrange for verification of the Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and (iii) examine and inspect the Inventory and Equipment, wherever located;

          (b)   promptly furnish to Lender, upon request, (i) additional statements and information with respect to the Collateral, and all writings and information reasonably relating to or evidencing any of the Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Lender may reasonably request;

          (c)   notify Lender in writing immediately upon the creation of any Accounts with respect to which the Account Debtor is the United States of America or any state, county, city or other Governmental Authority, or any foreign government or instrumentality thereof or any business that is located in a foreign country;

          (d)   promptly notify Lender in writing of any information that Pledgor has or may receive with respect to the Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of Lender with respect thereto;

          (e)   maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;

          (f)    deliver to Lender, within ten (10) Business Days after the written request of Lender, all certificated Investment Property owned by Pledgor, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender, or in the event such Investment Property is in the possession of a securities intermediary or credited to a securities account, execute with the related securities intermediary an investment property control agreement over such securities account in favor of Lender, in form and substance reasonably satisfactory to Lender;

          (g)   upon request of Lender, execute and deliver with a financial institution that holds deposits in the name of Pledgor, a Control Agreement over such Deposit Account in favor of Lender, in form and substance reasonably satisfactory to Lender; and

          (h)   upon request of Lender, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Lender may from time to time reasonably deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Lender its rights hereunder and in or to the Collateral.

If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment, Pledgor shall, upon request of Lender, (i) execute and deliver to Lender a short form security agreement, in form and substance reasonably satisfactory to Lender, and (ii) deliver such certificate or application to Lender and cause the interest of Lender to be properly noted thereon. Pledgor hereby authorizes Lender or Lender's designated agent (but without obligation by Lender to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Event of Default hereunder), and Pledgor shall promptly repay, reimburse and indemnify Lender for any and all Related Expenses. If Pledgor fails to keep and maintain the Equipment in good operating condition, Lender may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Lender upon demand therefor.

        12.    Collections and Receipt of Proceeds by Pledgor.    Prior to exercise by Lender of its rights under this Agreement, both (a) the lawful collection and enforcement of all of the Accounts, and (b) the lawful receipt and retention by Pledgor of all Proceeds of all of the Accounts and Inventory shall be as the agent of Lender. Upon written notice to Pledgor from Lender after the occurrence and during the continuation of an Event of Default, a Cash Collateral Account shall be opened by Pledgor at the main office of Lender and all such lawful collections of the Accounts and such Proceeds of the Accounts and Inventory shall be remitted daily by Pledgor to Lender in the form in which they are received by Pledgor, either by mailing or by delivering such collections and Proceeds to Lender, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Pledgor from Lender, Pledgor shall not commingle such collections or Proceeds with any of Pledgor's other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Lender. In such case, Lender may, in its sole discretion, at any time and from time to time after the occurrence and during the continuation of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Obligations. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Lender on its warranties of collection, Lender may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Pledgor with Lender, and, in any event, retain the same and Pledgor's interest therein as additional security for the Obligations. Lender may, in its reasonable discretion, at any time and from time to time, release funds from the Cash Collateral Account to Pledgor for use in Pledgor's business. The balance in the Cash Collateral Account may be withdrawn by Pledgor upon termination of this Agreement and irrevocable payment in full of all of the Obligations. At Lender's request after the occurrence and during the continuation of an Event of Default, Pledgor shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box at a location acceptable to Lender, to which Lender shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Lender's customary lock box agreement.

        13.    Collections and Receipt of Proceeds by Lender.    Lender shall, at all times after the occurrence and during the continuation of an Event of Default, have the right, but not the duty, to collect and enforce any or all of the Accounts as Lender may deem advisable and, if Lender shall at any time or times elect to do so in whole or in part, Lender shall not be liable to Pledgor except for Lender's gross negligence or willful misconduct, if any. Pledgor hereby constitutes and appoints Lender, or Lender's designated agent, as Pledgor's attorney-in-fact to exercise, at any time after the occurrence and during the continuation of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Obligations:

          (a)   to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in Lender's name or Pledgor's name, any and all of Pledgor's cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral. Pledgor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof;

          (b)   to transmit to Account Debtors, on any or all of the Accounts, notice of assignment to Lender thereof and the security interest of Lender and to request from such Account Debtors at any time, in the name of Lender or Pledgor, information concerning the Accounts and the amounts owing thereon;

          (c)   to transmit to purchasers of any or all of the Inventory, notice of the security interest of Lender, and to request from such purchasers at any time, in the name of Lender or Pledgor, information concerning the Inventory and the amounts owing thereon by such purchasers;

          (d)   to notify and require Account Debtors on the Accounts and purchasers of the Inventory to make payment of their indebtedness directly to Lender;

          (e)   to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as Lender, in its sole discretion, may deem to be advisable;

          (f)    to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in Lender's own name or in Pledgor's name, and to withdraw any such suit or other proceeding. Pledgor agrees to lend every assistance requested by Lender in respect of the foregoing, all at no cost or expense to Lender and including, without limitation, the furnishing of such witnesses and of such records and other writings as Lender may require in connection with making legal proof of any Account. Pledgor agrees to reimburse Lender in full for all court costs and reasonable attorneys' fees and every other cost, expense or liability, if any, incurred or paid by Lender in connection with the foregoing, which obligation of Pledgor shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate; and

          (g)   to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into the Cash Collateral Account or, at the option of Lender, to apply them as a payment on the Obligations.

        14.    Lender's Authority Under Pledged Notes.    For the better protection of Lender hereunder, Pledgor has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with Lender. Pledgor irrevocably authorizes and empowers Lender to (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in Lender's discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse Pledgor's name to each check or other writing received by Lender as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as

Lender may desire; (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as Lender, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate Lender to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 14 or prohibit Lender from settling, withdrawing or dismissing any action, suit or proceeding or require Lender to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

        15.    Use of Inventory and Equipment.    Until the occurrence and continuation of an Event of Default and the exercise by Lender of its rights under this Agreement, Pledgor may (a) retain possession of and use the Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease the Inventory in the ordinary course of business; and (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on Pledgor's business.

        16.    Returned or Repossessed Property.    If any merchandise or other property the subject of any Account shall for any reason be returned to or repossessed by Pledgor in any manner, Lender shall have a security interest in such property as security for the Obligations. Pledgor shall receive the same in trust for Lender, and upon Lender's request whenever made, segregate such property and label the same as being held for Lender and immediately give Lender a detailed written notice of such return or repossession and the reason therefor. Pledgor further agrees that, upon demand from Lender, Pledgor shall forthwith pay to Lender, in cash, an amount equal to each Account relating to any returned or repossessed property, provided that Lender shall thereupon release such Account and such property to Pledgor and apply such payment to the Obligations in such order and by such division as Lender shall deem advisable.

        17.    Default and Remedies.

          17.1.    The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default.

          17.2.    Lender shall at all times have the rights and remedies of a secured party under the U.C.C. and the Ohio Revised Code as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement or in any other Loan Document or otherwise provided in law or equity. Upon the occurrence and continuation of an Event of Default and at all times thereafter, Lender may require Pledgor to assemble the Collateral, which Pledgor agrees to do, and make it available to Lender at a reasonably convenient place to be designated by Lender. To the extent not prohibited by law, Lender may, with or without notice to or demand upon Pledgor and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Pledgor. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Pledgor or any other Person or property, all of which Pledgor hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that Lender determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Lender shall give Pledgor no fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases, to the extent not prohibited by law. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Lender, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Lender shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

        18.    Maximum Liability of Pledgor.    Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Pledgor from other affiliates of Borrower) would not render the rights to payment of Lender hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

        19.    Interpretation.    Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that Lender may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by Lender in respect of, nor any omission or delay by Lender in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as Lender may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as Lender may deem expedient. No waiver, consent or other agreement shall be deemed to have been made by Lender or be binding upon Lender in any case unless specifically granted by Lender in writing, and each such writing shall be strictly construed. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

        20.    Notice.    All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Pledgor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, and, if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

        21.    Successors and Assigns.    This Agreement shall be binding upon Pledgor and Pledgor's successors and assigns and shall inure to the benefit of and be enforceable and exercisable by Lender and its successors and assigns.

        22.    Severability.    If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        23.    Termination.    At such time as the Obligations shall have been irrevocably paid in full, the commitments established under the Credit Agreement terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Lender, Pledgor shall have the right to terminate this Agreement. Upon written request of Pledgor, Lender shall promptly file appropriate termination statements, cancel all control agreements and return all physically pledged Collateral, and

Pledgor will indemnify Lender in all respects for all costs incurred by Lender in connection with such termination.

        24.    Entire Agreement.    This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

        25.    Governing Law; Submission to Jurisdiction.    The provisions of this Agreement and the respective rights and duties of Pledgor and Lender hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflicts of laws. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any such action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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        JURY TRIAL WAIVER.    PLEDGOR, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG PLEDGOR, BORROWER AND LENDER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Security Agreement as of the date first written above.

Address:	14145 Danielson Street, Suite B	ALDILA GOLF CORP.
Poway, CA 92064
	Attn: Chief Financial Officer	By:	Peter R. Mathewson Peter R. Mathewson President

Signature Page to
Security Agreement

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  Exhibit 10.26
SECURITY AGREEMENT